UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Vesey Street,
New York, New York 10285
(Address of principal executive offices and zip code)
(212) 640-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (par value $0.20 per Share)	AXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 27, 2023, American Express Company (“American Express” or the “Company”) announced that Jeffrey C. Campbell will be retiring after a distinguished career with American Express and as a public company CFO. Mr. Campbell will remain in his role as Chief Financial Officer of the Company until August 14, 2023 and as Vice Chairman until his retirement from the Company in March 2024.

(c)     On June 27, 2023, the Company also announced the appointment of Christophe Le Caillec as Chief Financial Officer of the Company, effective August 14, 2023. Mr. Le Caillec, age 57, has been the Company’s Deputy CFO since December 2021 and has served as the Head of Corporate Planning since February 2019. Prior thereto, Mr. Le Caillec was the Business CFO for the Global Consumer Services Group from May 2016 to February 2019.

A copy of the press release announcing the retirement of Mr. Campbell and the appointment of Mr. Le Caillec is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release of American Express Company, dated June 27, 2023.
104	The cover page of this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Kristina V. Fink
Name: Kristina V. Fink
Title: Corporate Secretary

Date: June 27, 2023